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[LASON LOGO]



                                                                    EXHIBIT 99.1


Contact:      Douglas S. Kearney
              248-837-7100
              www.LASON.com


            LASON ANNOUNCES RESULTS FOR YEAR ENDED DECEMBER 31, 2003


TROY, Mich. -- March 29, 2004 -- LASON, Inc. (LSSN), a leading provider of integrated information management and business process outsourcing solutions, today reported net revenues for the year ended December 31, 2003, of $166.9 million, operating income of $3.7 million and net income of $1.1 million. As of December 31, 2003, the Company's cash on hand plus revolving credit availability was $18.2 million, its working capital was $25 million, and its net senior debt (defined as total senior notes less cash on hand) was $17.5 million.

For the fourth quarter 2003, net revenues were $38.2 million and net income was $0.5 million. This compares to revenues and net income of $46.6 million and $0.2 million, respectively for the fourth quarter of 2002. The Company's balance sheet remains healthy, with its net senior debt decreasing by $2.0 million during the fourth quarter versus the third quarter of 2003, primarily due to positive working capital changes and results from operations. The Company typically experiences fluctuations in quarter-to-quarter operating results. This fluctuation is driven by, but not limited to, the demand for its solutions and services, the size and timing of new customer contracts, changes in customer budgets and the conclusion of various customer contracts and projects.

Ronald D. Risher, President and Chief Executive Officer stated, "Last year was both an exciting and challenging year for Lason; exciting as we experienced considerable interest in our end-to-end solutions and Business Process Outsourced services; challenging as economic conditions delayed many buying decisions and as expected, the market for our analog services experienced continued decline. This past year, Lason was awarded several large repetitive contracts for Business Process Outsourcing services in the Healthcare, Financial and Back-Office Accounting Services sectors. Interest in Lason's integrated, end-to-end Business Process Outsourcing solutions continues to grow as we leverage our global footprint and deliver measurable cost reductions and operational efficiencies to our clients."






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LSSN Announces Results for Year Ended December 31, 2003
March 29, 2004
Page 5





SUMMARY OF FINANCIAL HIGHLIGHTS (IN MILLIONS)
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                                                           4Q 20024Q 2003        FULL YEAR
                                                           --------------        ---------
                      Revenues                                 $ 46.6           $ 38.2            $ 166.9

                      Gross Profit                             $ 12.1           $  9.9            $  44.4

                      Operating Income                         $  0.9           $  0.5            $   3.7

                      Net Income                               $  0.2           $  0.5            $   1.1

                      Cash                                     $ 25.9           $ 12.2            $  12.2

                      Net Working Capital                      $ 41.3           $ 25.0            $  25.0

                      Senior Debt                              $ 45.9           $ 29.7            $  29.7

                      Net Senior Debt                          $ 20.0           $ 17.5            $  17.5
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"Based on the business we closed in 2003 as well as the strong pipeline we have developed in the first quarter of 2004, we expect to see positive growth for our
Business Process Outsourced operations. This growth will come from expanding our service offerings to existing clients, for example through claims adjudication services to our healthcare customers, as well as finalizing contract negotiations with new clients in our target markets. Also, during this past year
Lason launched a new corporate and brand identity, with a tagline of `Outsource to the Secure Source'. Given the current market focus on security and regulatory requirements, there is an extremely high level of interest and acceptance from the marketplace in Lason's value-proposition, which emphasizes business continuation, disaster recovery and regulatory compliance. We expect to continue to leverage this focus for growth of our Business Process Outsourcing services in 2004", continued Mr. Risher.


ABOUT LASON

LASON, Inc (www.lason.com) enables organizations to secure their decisions and their future by improving business processes through outsourced services in industries that are data and document-intensive, such as the financial services, healthcare, government, manufacturing and industrial markets where accuracy, privacy and security are top concerns. Our customized solutions provide substantial and identifiable cost savings. With over 55 locations and facilities management sites in 22 states, India, China (service relationship), Mexico and Canada, LASON's integrated suite of solutions utilizes the latest technology surrounding data input, scanning, digital storage, retrieval and delivery of sensitive data and documents to increase the efficiency and effectiveness of back-office and administrative functions.

To succeed in the outsourced services industry, one must help clients dynamically improve business practices and generate substantial cost savings. We accomplish this goal through the continuous improvement of business processes, leveraging technology and the expertise of our solution teams and seamlessly integrating onshore and offshore resources. What truly sets LASON apart as a trusted outsource partner is the company's unparalleled focus on security and accuracy.

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LSSN Announces Results for Year Ended December 31, 2003
March 29, 2004
Page 6



A key element of LASON's integrated approach, document DNA, is a unique browser-based data and document management service that improves information accessibility and enhances workflow in business processes. This proven, encrypted system handles billions of documents, stores virtually any type of document and enables secure and instant access to critical information - all conveniently at a client's desktop. As with all of LASON's offerings, Document DNA allows customers to save time, cut costs, and feel more secure about the continued management of their sensitive information.

By entrusting LASON with their business processes involving critical data and documents, organizations can speed up their business cycles, and make more accurate, well-informed decisions.

This press release, other than historical financial information, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward looking statements are: (1) important information is of a preliminary basis and subject to further adjustment, (2) the assimilation of business units, (3) the economic, political and regulatory environment, (4) competitive risks and uncertainties,
(5) dependence on key customers and management, (6) fluctuations in paper prices, (7) price and availability of qualified temporary labor, (8) reliability of Company data, (9) changes in the business outsourcing industry, (10) management's ability to implement its business plan, (11) the financial and legal effect of any outstanding litigation, (12) ultimate resolution and settlement of administrative and priority claims, including priority tax claims, whether known or unknown as a result of the Company's previous Chapter 11 filing, (13) status of the Company's financing, (14) other important factors beyond the control of LASON and (15) other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission. Actual future results may vary significantly from those set forth herein. These forward-looking statements represent the Company's judgment as of the date hereof. The Company disclaims, however, any intent or obligation to update its forward-looking statements.


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LSSN Announces Results for Year Ended December 31, 2003
March 29, 2004
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                                   LASON, INC.

                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT FOR SHARES)
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                                                                                         DECEMBER 31,     DECEMBER 31,
                                                                                             2003             2002
                                                                                             ----            -----
ASSETS
Cash and cash equivalents.......................................................        $      12,153     $      25,931
Accounts receivable (net of allowance of $2,009 and $4,010, respectively).......               25,972            35,962
Supplies........................................................................                2,182             4,021
Prepaid expenses and other......................................................                7,412             5,440
                                                                                        -------------     -------------
      Total current assets......................................................               47,719            71,354
Property and equipment, net.....................................................                5,927             6,193
                                                                                        -------------     -------------
      Total assets..............................................................        $      53,646     $      77,547
                                                                                        =============     =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable ...............................................................        $       6,076     $       7,095
Accrued expenses................................................................                7,325            14,094
Customer deposits...............................................................                2,973             2,557
Deferred revenue................................................................                1,969             2,892
Current portion of long-term obligations........................................                4,414             3,372
                                                                                        -------------     -------------
      Total current liabilities.................................................               22,757            30,010
Long-term obligations...........................................................               27,281            45,001
                                                                                        -------------     -------------
      Total liabilities.........................................................               50,038            75,011

STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value; 5,000,000 shares authorized, none issued
   and outstanding..............................................................                   --                --
Common stock, $.01 par value; 100,000,000 shares authorized, 3,267,656
   shares reserved for issuance and 26,777,344 shares issued and outstanding ...                  300               300
Additional paid-in capital......................................................                1,565             1,565
Retained earnings...............................................................                1,743               671
                                                                                        -------------     -------------
Total stockholders' equity......................................................                3,608             2,536
                                                                                        -------------     -------------
      Total liabilities and stockholders' equity................................        $      53,646     $      77,547
                                                                                        =============     =============
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LSSN Announces Results for Year Ended December 31, 2003
March 29, 2004
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                                   LASON, INC.

                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
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                                                                                             YEAR ENDED      SIX MONTHS ENDED
                                                                                         DECEMBER 31, 2003   DECEMBER 31, 2002
                                                                                         -----------------   -----------------

Revenues, net...................................................................             $   166,905      $    96,934
Cost of revenues................................................................                 122,481           69,949
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   Gross profit.................................................................                  44,424           26,985

Selling, general and administrative expenses....................................                  40,572           24,498
Integration activities..........................................................                     543              310
Gain on sale of asset...........................................................                    (347)              --
                                                                                             ------------     -----------
   Income from operations.......................................................                   3,656            2,177

Other income....................................................................                    (527)              --
Interest expense, net...........................................................                   2,785            1,506
                                                                                             -----------      -----------

   Income before income taxes...................................................                   1,398              671

Provision for income taxes......................................................                     326               --
                                                                                             -----------      -----------
   Net income ..................................................................             $     1,072      $       671
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Basic and diluted income per common share ......................................             $      .04       $       .02
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